Exhibit 10.3

FORM OF SENIOR EXECUTIVE OFFICER
RESTRICTED STOCK AGREEMENT

THIS SENIOR EXECUTIVE OFFICER RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the effective date set forth on the attached notice of grant (the “Grant Notice”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the executive officer whose name is set forth on the Grant Notice (“Executive”).

1. Award. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN, as amended (the “Plan”), the number of shares (the “Restricted Shares”) of the Company’s common stock set forth in the Grant Notice shall be issued as hereinafter provided in Executive’s name, subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Executive (which shall be demonstrated by Executive’s execution of the Grant Notice) and upon satisfaction of the conditions of this Agreement and the Grant Notice. Executive acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement.

2. Restricted Shares. Executive hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Executive’s employment with the Company for any reason other than Planned Retirement (as hereinafter defined), death or Disability (as hereinafter defined), Executive shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. In the case of a Planned Retirement, if Executive fails to comply with the Post-Retirement Obligations (as hereinafter defined) continuously from the date of the termination of his employment as a result of a Planned Retirement until the Compliance Expiration Date (as hereinafter defined), Executive shall, for no consideration, forfeit to the Company all the Restricted Shares to the extent subject to the forfeiture restrictions on the date of such termination. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment, or thereafter in the case of non-compliance with the Post-Retirement Obligations following termination of employment as a result of a Planned Retirement, are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares. For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(i) “Board” shall mean the Board of Directors of the Company.

(ii) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(iii) “Committee” shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in Paragraph IV(a) of the Plan.

(iv) “Compliance Expiration Date” shall mean the date that is two years following the effective date of the termination of Executive’s employment with the Company.

(v) “Disability” shall mean that Executive has become disabled within the meaning of section 409A(a)(2)(C) of the Code and applicable administrative authority thereunder.

(vi) “Planned Retirement” shall mean that the Board has accepted the resignation of Executive under terms relating to date and conditions of resignation that are mutually agreeable to Executive and the Company.

(vii) “Post-Retirement Obligations” shall mean any obligations of Executive that apply following the termination of Executive’s employment with the Company, including, without limitation, pursuant to that certain        Agreement effective as of [      , 20      ] by and between Executive and the Company and/or that certain        Agreement effective as of [      , 20      ] by and between Executive and the Company, as such agreements may be amended from time to time, and any such other obligations that apply following the termination of Executive’s employment with the Company pursuant to any other agreement that may be entered into by Executive and the Company from time to time.

(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the schedule set forth on the Grant Notice, provided that Executive has been continuously employed by the Company from the date of this Agreement through the lapse date set forth on the Grant Notice. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Executive’s employment with the Company is terminated by reason of death or Disability. Further, notwithstanding the foregoing, in the event that Executive’s employment with the Company terminates as a result of a Planned Retirement, all of the Restricted Shares that are then subject to the Forfeiture Restrictions shall remain subject to forfeiture under this Agreement until the Compliance Expiration Date and, upon the Compliance Expiration Date, provided that Executive has complied with the Post-Retirement Obligations continuously from the date of the termination of his employment with the Company as a result of such Planned Retirement until the Compliance Expiration Date, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions.

(c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Executive’s name, pursuant to which Executive shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions). Executive may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. On the date of this Agreement, Executive shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Executive is a party) in the name of Executive in exchange for the certificate evidencing the Restricted Shares. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Executive’s benefit at a brokerage/financial institution selected by the Company. Executive agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Executive’s behalf.

(d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

3. Withholding of Tax/Tax Election. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Executive for federal or state income tax purposes, Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve. In addition, the Company may withhold unrestricted shares of stock of the Company (valued at their fair market value on the date of withholding of such shares) otherwise to be issued upon the lapse of the Forfeiture Restrictions to satisfy its withholding obligations. If Executive makes the election authorized by section 83(b) of the Code in connection with the award of the Restricted Shares, Executive shall submit to the Company a copy of the statement filed by Executive to make such election.

4. Status of Stock. Executive agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, or the Company’s Code of Conduct. Executive also agrees that (a) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5. Employment Relationship. For purposes of this Agreement, Executive shall be considered to be in the employment of the Company as long as Executive remains an Executive or a consultant of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or any successor corporation. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Executive the right to continued employment or engagement as a consultant by the Company or affect in any way the right of the Company to terminate such employment or consulting relationship at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, Executive’s employment or engagement as a consultant by the Company shall be on an at-will basis, and the employment and/or consulting relationship may be terminated at any time by either Executive or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment and/or consulting relationship, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

6. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Executive, such notices or communications shall be effectively delivered if hand delivered to Executive at his principal place of employment or if sent by registered or certified mail to Executive at the last address Executive has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

7. Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Executive and the Company and constitute the entire agreement between Executive and the Company with respect to the subject matter of this Agreement; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company and Executive in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Executive and an authorized officer of the Company.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Executive.

9. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.